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EXHIBIT 10.23

                                  ADAC LABORATORIES

                            1999 LONG-TERM INCENTIVE PLAN


     1. PURPOSES OF THE PLAN. The purpose of the ADAC Laboratories 1999 Long-Term Incentive Plan is to enable ADAC Laboratories to provide an incentive to eligible Service Providers whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its service the best available talent for the successful conduct of its business and align the interests of such persons with the interests of the Company's shareholders. It is intended that these purposes will be effected through the granting of (a) Options, (b) Stock Purchase Rights, (c) SARs, and (d) Long-Term Performance Awards.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or such of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

          (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

          (c)  "BOARD" means the Board of Directors of the Company.

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

          (f)  "COMMON STOCK" means the Common Stock of the Company.

          (g)  "COMPANY" means ADAC Laboratories, a California corporation.

          (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i)  "DIRECTOR" means a member of the Board.


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          (j)  "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o)  "INSIDE DIRECTOR" means a Director who is an Employee.

          (p) "LONG-TERM PERFORMANCE AWARD" means an award under Section 10 below. A Long-Term Performance Award shall permit the recipient to receive a cash or stock bonus (as


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determined by the Administrator) upon satisfaction of such performance factors as determined by the Administrator and as are set out in the recipient's individual grant.

          (q) "LONG-TERM PERFORMANCE AWARD AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Long-Term Performance Award. The Long-Term Performance Award Agreement is subject to the terms and conditions of the Plan.

          (r) "NONSTATUTORY STOCK OPTION" means any Option that is not an Incentive Stock Option.

          (s) "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right, SAR or Long-Term Performance Award. The Notice of Grant is part of the Option Agreement, the SAR Agreement or the Long-Term Performance Award Agreement.

          (t) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u)  "OPTION" means a stock option granted pursuant to the Plan.

          (v) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option. The Option Agreement is subject to the terms and conditions of the Plan.

          (w) "OPTIONED STOCK" means the Common Stock subject to an Option or Right.

          (x)  "OPTIONEE" means the holder of an outstanding Option or Right.

          (y)  "OUTSIDE DIRECTOR" means a Director who is not an Employee.

          (z) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (aa) "PLAN" means this 1999 Long-Term Incentive Plan.

          (bb) "RESTRICTED STOCK" means shares of Common Stock subject to a Restricted Stock Purchase Agreement acquired pursuant to a Stock Purchase Right under Section 9 below.

          (cc) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (dd) "RIGHT" means and includes SARs, Long-Term Performance Awards and Stock Purchase Rights granted pursuant to the Plan.


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          (ee) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor rule thereto, as in effect when discretion is being exercised with respect to the Plan.

          (ff) "SAR" means a stock appreciation right granted pursuant to
Section 7 of the Plan.

          (gg) "SAR AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual SAR. The SAR Agreement is subject to the terms and conditions of the Plan.

          (hh) "SERVICE PROVIDER" means an Employee, Director or Consultant.

          (ii) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (jj) "STOCK PURCHASE RIGHT" means a right to purchase Common Stock pursuant to Section 8 of the Plan.

          (kk) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. ELIGIBILITY. Nonstatutory Stock Options and Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Option or Right may be granted additional Options or Rights.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11, the maximum aggregate number of Shares which may be issued under the Plan
is 920,000 Shares.   The Shares may be authorized, but unissued, or
reacquired Common Stock.

          If an Option or Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchase by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     5.   ADMINISTRATION OF THE PLAN.

          (a)  PROCEDURE.

               (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.


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               (ii)  SECTION 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options of SARs granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)   to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Rights may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option or Right;

               (iv)  to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of Options and Rights. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi)  to construe and interpret the terms of the Plan;

               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

               (viii)to modify or amend each Option or Right (subject to Section 13 of the Plan);

               (ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Right previously granted by the Administrator;


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               (x)   to allow Optionees to satisfy withholding tax
obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xi) to determine the terms and restrictions applicable to Options and Rights and any Restricted Stock; and

               (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Rights.

     6. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board under the terms of the Plan; provided that in no event shall the Plan terminate later than the date five (5) years from the date the Plan was adopted by the Board.

     7.   OPTIONS AND SARS.

          (a) OPTIONS. The Administrator, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a Notice of Grant which shall expressly identify the Option as Incentive Stock Option or as Nonstatutory Stock Option, and shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Option agreements shall contain the following terms and conditions:

               (i) OPTION EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator; provided, however, that in no event shall it be less than 100% of the Fair Market Value per Share on the date of grant, although it may be in excess of such amount.

               (ii) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, and shall determine any conditions that must be satisfied before the Option may be exercised.

               (iii) FORM OF PAYMENT. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of:


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                     (A) cash;

                     (B) check;

                     (C) promissory note;

                     (D) other Shares which (1) in the case of Shares acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (2) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                     (E) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                     (F) a reduction in the amount of any Company liability to the Optionee;

                     (G) any combination of the foregoing methods of payment;
or

                     (H) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

               (iv) SPECIAL INCENTIVE STOCK OPTION PROVISIONS. In addition to the foregoing, Incentive Stock Options shall be subject to the following terms and conditions:

                     (A) DOLLAR LIMITATION. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to Options designated as Incentive Stock Options, plus (b) the shares of stock of the Company, Parent and any Subsidiary with respect to which other incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and any Parent and Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

                     (B) EXERCISE PRICE. In the case of any Optionee who is, on the date of grant, the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (a "10% Owner"), then the per Share exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value on the date of grant. In the case of any other Optionee, the per Share exercise price shall be no less than 100% of Fair Market Value on the date of grant.

                     (C) TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement; provided,


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however, that in the case of an Incentive Stock Option granted to an Optionee who is a 10% Owner, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

               (v) OTHER PROVISIONS. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

               (vi) BUYOUT PROVISIONS. The Administrator may at any time offer to buyout for a payment in cash, promissory notes or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          (b) PROCEDURE FOR GRANTS TO OUTSIDE DIRECTORS. Outside Directors shall be granted Options in accordance with the following provisions:

               (i) Each Outside Director shall be automatically granted an Option to purchase 20,000 Option Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

               (ii) Each Outside Director shall be automatically granted a subsequent Option (a "Subsequent Option") to purchase 3,333 Shares on March 15th of each year after such person first becomes an Outside Director (or the next business day if March 15 is on a weekend or holiday); provided he or she is then an Outside Director, and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months; provided, further, that on March 15 following the fourth anniversary of the date on which such person first becomes an Outside Director, he or she shall receive a Subsequent Option of 20,000 shares (in lieu of the 3,333 share Subsequent Option) ( a "Fourth Year Subsequent Option").

               (iii) The terms of all Outside Director Options granted hereunder shall be as follows:

                     (A) the term of the each Option shall be five (5) years.

                     (B) each Option shall be exercisable only while the Outside Director remains a Service Provider, and may be exercised only in installments as follows:

                              (1)  FIRST OPTIONS.  Each First Option shall
vest and become exercisable as to 25% of the Shares subject thereto on the first anniversary of the date of grant, and as to an additional 25% of the shares subject thereto on each of the next three (3) anniversaries of its date of grant, provided the Outside Director remains a Director on such dates.


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                              (2)   SUBSEQUENT OPTIONS.  Each Subsequent
Option shall vest and become fully exercisable upon the first anniversary of the date of grant provided the Outside Director remains a Director on such date and provided further, however, that each Fourth Year Subsequent Option shall vest and become exercisable pursuant to Section 7(b)(iii)(B)(1) as if it were a First Option.

                              (3)  the exercise price per Share shall be 100%
of the Fair Market Value per Share on the date of grant.

                     (C) Except as otherwise set forth in this Section 7(b), Options granted pursuant to this Section 7(b) shall be governed by the terms of the Plan applicable to Options generally.

          (c) SARS. At the sole discretion of the Administrator, SARs may be granted either alone, in addition to or in tandem with other Options and Rights. The following provisions apply to SARs:

               (i) The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (1) the Fair Market Value of the exercised portion of the SAR, as of the date of such exercise, over (2) the Fair Market Value of the exercised portion of the SAR, as of the date on which the SAR was granted; PROVIDED, however, that the Administrator may place limits on the aggregate amount that may be paid upon exercise of an SAR.

               (ii) SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee's SAR agreement.

               (iii) The Company's obligation arising upon the exercise of an SAR may be paid in Shares or cash, or in any combination of Shares and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of an SAR shall be valued at their Fair Market Value as of the date of exercise.

     (d)  LIMITATIONS.

               (i) Neither the Plan nor any Option or Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

               (ii) The following limitations shall apply to grants of Options and SARs:

                     (A) No Service Provider shall be granted, in any fiscal year of the Company, Options or SARs to purchase more than 300,000 Shares.


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                     (B) In connection with his or her initial service, a
Service Provider may be granted Options or SARs to purchase up to an additional 300,000 Shares that shall not count against the limit set forth in subsection (i) above.

                     (C) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

                     (D) If an Option or SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option or SAR will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option or SAR.

          (e)  METHOD OF EXERCISE.

               (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. An Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan. An Option or SAR may not be exercised for a fraction of a Share.

               An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and (in the case of an Option) full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement consist of any consideration and method of payment allowable under Section 7(a)(iii). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option or SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

               Exercise of an Option or SAR in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for issuance under the Option or SAR, by the number of Shares as to which the Option is exercised.

                  (ii) TERMINATION OF EMPLOYMENT/SERVICE PROVIDER. In the event that an Optionee ceases to be a Service Provider (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option or SAR within such period of time as is determined by the Administrator at the time of grant, but only to the extent that the Optionee was entitled to exercise the Option or SAR at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). In the absence of a determination by the Administrator, the Option or SAR shall remain exercisable for three (3) months


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following the Optionee's termination.  To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

               (iii) DISABILITY OF OPTIONEE. In the event an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option or SAR within such period of time as is determined by the Administrator at the time of grant (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement) as to all of the Shares subject thereto, including Shares as to which the Option is not otherwise exercisable at the date of Optionee's termination. In the absence of a determination by the Administrator, the Option or SAR shall remain exercisable for twelve (12) months following the Optionee's termination. To the extent that the Optionee does not exercise such Option or SAR within the time specified herein, the Option or SAR shall terminate.

               (iv) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or the person(s) who acquired the right to exercise the Optionee's Option or SAR by bequest or inheritance may exercise the Option or SAR within such period of time as is determined by the Administrator at the time of grant (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement) as to all of the Shares subject thereto, including Shares as to which the Option is not otherwise exercisable at the date of Optionee's termination. In the absence of a determination by the Administrator, the Option or SAR shall remain exercisable for twelve (12) months following the Optionee's termination. To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option or SAR within the time specified herein, the Option or SAR shall terminate.

     8.   STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, provided, however, that no more than 25% of the shares available for issuance under this Plan on the first day of each fiscal year during its term shall be issued pursuant to Restricted Stock Purchase Rights (or Long Term Performance Awards) during that fiscal year. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted


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Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine (generally ratable over four (4) years, but in no event shall it lapse over a period of less than one (1) year).

          (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 11 of the Plan.

     9.   LONG-TERM PERFORMANCE AWARDS.

          (a) GENERAL. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone or in addition to other awards granted under the Plan. Such awards may be granted for no cash consideration. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary, Parent and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

          (b) ADJUSTMENT OF AWARDS. The Administrator may adjust the performance factors applicable to the Long-Term Performance Awards to take into account changes in legal, accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

     10. NON-TRANSFERABILITY OF OPTIONS AND RIGHTS. Unless determined otherwise by the Administrator, Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Right transferable, such Option or Right may contain such additional terms and conditions as the Administrator deems appropriate.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

          (c)  MERGER OR ASSET SALE.  Subject to the provisions of paragraph
(d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed or an equivalent Option or Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or Right, or to substitute an equivalent option or right, the Optionee shall fully vest in and have the right to exercise the Option or Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, immediately following the merger or sale of assets, the Option or Right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each

Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); PROVIDED, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d) CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, any Options and Rights outstanding on the date such Change in Control is determined to have occurred that are not yet fully exercisable and vested on such date shall become fully exercisable and vested.

          (e)  DEFINITION OF "CHANGE IN CONTROL".  For purposes of this
Section 11, a "Change in Control" means the happening of any of the following:

               (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

               (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

               (iii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) or (ii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

     12. DATE OF GRANT. The date of grant of an Option or Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Right, or such other later date as is determined by the Administrator.

     13.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by Applicable Laws.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee under any previously granted Option or Right, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options or Rights granted under the Plan prior to the date of such termination.

     14.  CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     15. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.